EXHIBIT 10.1

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

Dated as of February 28, 2017

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of February 28, 2017, is hereby adopted by Global Net Lease, Inc., a Maryland corporation (hereinafter defined, as the “General Partner”), as the general partner of Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated as of June 2, 2015 (the “Agreement”).

WHEREAS, the Board of Directors of the General Partner has determined that it is advisable and in the best interests of the General Partner, that the charter of the General Partner be amended as of 5:00 p.m. on February 28, 2017 (the “Split Effective Time”) to provide that every three (3) issued and outstanding common shares of beneficial interest of the General Partner (the “Common Shares”) be combined into one (1) issued and outstanding Common Share (the “Reverse Share Split”);

WHEREAS, as a result of the Reverse Share Split and in accordance with the terms of the Agreement, the “Conversion Factor” is automatically adjusted from 1.0 to one-third (1/3);

WHEREAS, the General Partner has determined that, to maintain a one-to-one correspondence between the Common Shares and the OP Units in the Limited Partnership (the “OP Units”), the Class B Units in the Limited Partnership (the “Class B Units”) and the LTIP Units in the Operating Partnership (the “LTIP Units”, and together with the “OP Units” and the “Class B Units, collectively, the “Partnership Units”), it is advisable and in the best interests of the Operating Partnership: (i) to effect a corresponding reverse unit split of the Partnership Units, such that every three (3) Partnership Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding Partnership Unit; and (ii) to adjust the “Conversion Factor” from one-third (1/3) back to 1.0;

WHEREAS, the General Partner desires to amend the Agreement to provide for the foregoing; and

WHEREAS, Section 11.01(a) of the Agreement grants the General Partner the power and authority to amend the Agreement, without the consent of the Operating Partnership’s limited partners (the “Limited Partners”), to reflect a change that does not adversely affect any of the Limited Partners in any material respect.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.	As a result of the Reverse Share Split and in accordance with the definition of “Conversion Factor” in the Agreement prior to this Amendment, at the Split Effective Time the “Conversion Factor” was automatically adjusted from 1.0 to one-third (1/3).

2.	To maintain a one-to-one correspondence between the Common Shares and the OP Units, the Class B Units and the LTIP Units after the Reverse Share Split, immediately after the Split Effective Time: (i) every three (3) OP Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding OP Unit, (ii) every three (3) Class B Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding Class B Unit, (iii) every three (3) LTIP Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding LTIP Unit and (iv) any fractional Partnership Unit created thereby will be cancelled, and the number of OP Units, Class B Units and LTIP Units issued to each holder of OP Units, Class B Units and LTIP Units, as applicable, otherwise entitled to a fractional Partnership Unit shall be rounded to the next lowest whole number.

3.	As a result of the foregoing reverse unit split, immediately after the Split Effective Time the “Conversion Factor” shall be 1.0.

4.	The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment (including attachments hereto) were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER:

GLOBAL NET LEASE, INC.

By:	/s/ Scott J. Bowman
	Name:	Scott J. Bowman
	Title:	Chief Executive Officer and President

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